Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 25, 2025, relating to the consolidated financial statements of Andersen Tax Holdings LLC, which appears in Andersen Group Inc.’s Registration Statement on Form S-1 (No. 333-290415).

/s/ BDO USA, P.C.

New York, New York

December 16, 2025